As filed with the Securities and Exchange Commission on February 25, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIQUIDITY SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	52-2209244
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6931 Arlington Road, Suite 200 Bethesda, Maryland (Address of Principal Executive Offices)	20814 (Zip Code)
Liquidity Services, Inc. Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan
(Full Title of the Plan)

Mark A. Shaffer
Vice President, General Counsel and Corporate Secretary
Liquidity Services, Inc.
6931 Arlington Road, Suite 200,
Bethesda, Maryland 20814
(Name and Address of Agent For Service)

(202) 467-6868
(Telephone number, including area code, of agent for service)

With copy to:
Michele L. Connell, Esq.
Squire Patton Boggs (US) LLP
4900 Key Tower
127 Public Square
Cleveland, Ohio 44114
(216) 479-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer		Accelerated filer
Non-accelerated filer		Smaller reporting company
Emerging growth company

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,200,000	$ 16.31	$ 19,572,000	$ 1,814.32

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock in respect of the securities identified in the above table as a result of adjustments to the number of outstanding shares of Common stock by reason of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares of Common Stock are converted or exchanged.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average ($16.31) of the high ($16.59) and low ($16.02) prices of the Common Stock, par value $0.001 per share, on NASDAQ on February 18, 2022, which date is within five business days prior to filing this Registration Statement.

Explanatory Note

This Registration Statement on Form S-8 is filed by Liquidity Services, Inc., a Delaware corporation (the “Company” or the “Registrant”), to register an additional 1,200,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), issuable under the Liquidity Services, Inc. Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan (the “Plan”), as amended and restated on each of February 26, 2015, February 23, 2017, February 20, 2020 and February 24, 2022, which Common Stock is in addition to the 5,000,000 shares of Common Stock registered on the Company’s Form S-8 filed on March 3, 2006 (Commission File No. 333-132192) (the “2006 Registration Statement”), the 5,000,000 shares of Common Stock registered on the Company’s Form S-8 filed on May 6, 2009 (Commission File No. 333-159004) (the “2009 Registration Statement”), the 3,000,000 shares of Common Stock registered on the Company’s Form S-8 filed on March 6, 2015 (Commission File No. 333-202548) (the “2015 Registration Statement”), the 3,300,000 shares of Common Stock registered on the Company’s Form S-8 filed on February 24, 2017 (Commission File No. 333-216242) (the “2017 Registration Statement”), and the 2,800,000 shares of Common Stock registered on the Company’s Form S-8 on February 21, 2020 (Commission File No. 333-236547) (the “2020 Registration Statement” and together with the 2006 Registration Statement, the 2009 Registration Statement, the 2015 Registration Statement and the 2017 Registration Statement, the “Prior Registration Statements”).

At the Annual Meeting of Stockholders of the Company held on February 24, 2022 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Plan to increase the number of shares of Common Stock authorized to be issued under the Plan by 1,200,000 to a total of 20,300,000 shares. This amendment is described in the Company’s definitive proxy materials for the Annual Meeting, which were filed with the Securities and Exchange Commission on January 24, 2022.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)    the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021;

(b) the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2021;

(c) the Registrant’s Current Reports on Form 8-K, filed on November 1, 2021, December 27, 2021, February 10, 2022, and February 24, 2022.

(d) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on February 21, 2006, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the filing of this Registration Statement shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Exhibit Description

4.1	Fourth Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on January 17, 2006.

4.2	Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 4, 2016.

5.1*	Opinion of Mark A. Shaffer, Chief Legal Officer and Corporate Secretary of the Company.

10.1	Liquidity Services, Inc. Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan, incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 24, 2022.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Mark A. Shaffer, Chief Legal Officer and Corporate Secretary of the Company (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

    Filing Fees*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 25th day of February, 2022.

Liquidity Services, Inc.

By:	/s/ WILLIAM P. ANGRICK
William P. Angrick, III
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Angrick, III and Mark A. Shaffer, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 25, 2022.

Signature	Title

/s/ WILLIAM P. ANGRICK
William P. Angrick, III	Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

/s/ JORGE A. CELAYA
Jorge A. Celaya	Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

/s/ PHILLIP A. CLOUGH
Phillip A. Clough	Director

/s/ Katharin s. Dyer

Katharin S. Dyer	Director

/s/ GEORGE H. ELLIS
George H. Ellis	Director

/s/ PATRICK W. GROSS
Patrick W. Gross	Director

/s/ BEATRIZ V. INFANTE
Beatriz V. Infante	Director

/s/ EDWARD J. KOLODZIESKI
Edward J. Kolodzieski	Director

/s/ JAIME MATEUS-TIQUE
Jaime Mateus-Tique	Director

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Fourth Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on January 17, 2006.

4.2	Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 4, 2016.

5.1*	Opinion of Mark A. Shaffer, Chief Legal Officer and Corporate Secretary of the Company.

10.1	Liquidity Services, Inc. Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan, incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 24, 2022.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Mark A. Shaffer, Chief Legal Officer and Corporate Secretary of the Company (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).
Filing Fees*

*Filed herewith.